Exhibit 10.6(b)

FORM OF FIRST AMENDMENT TO EXECUTIVE AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE AGREEMENT, between Arch Chemicals, Inc., a Virginia corporation (“Arch Chemicals”), and                                          (the “Executive”), dated December 30, 2007.

WHEREAS, the Executive and Arch Chemicals have entered into an Executive Agreement dated                  , 200     (“Executive Agreement”), regarding employee compensation matters;

WHEREAS, the Executive Agreement expires on December 31, 2007, and unless the Compensation Committee (the “Committee”) of the Board of Directors of Arch Chemicals, Inc. acts otherwise, it will be extended as provided in Paragraph 3 of the Executive Agreement;

WHEREAS, the Committee is willing to permit the extension of the Executive Agreement as provided in Paragraph 3 of the Executive Agreement if this Amendment is entered into prior to December 31, 2007 by the Executive;

WHEREAS, the Executive is agreeable to entering into this Amendment and agrees the Executive Agreement shall be renewed for an additional year all in accordance with Paragraph 3 of the Executive Agreement.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Amendments to the Agreement. Paragraph 4(b) of the Executive Agreement is hereby amended to read in its entirety as follows:

(b) In the event of a Termination after a Change in Control has occurred, in addition to the Executive Severance paid under paragraph 4(a) above, Arch Chemicals will pay a Change in Control severance premium to the Executive in an amount equal to two times the Executive Severance. The Change in Control severance premium, if it becomes due, will be made within 10 days of the Termination.

SECTION 2. Amended Agreement in Full Force and Effect as Amended. Except as specifically amended in Section 1 above, the Agreement shall remain in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 3. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment shall be effective as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

ARCH CHEMICALS, INC.

By:

(Signature)

Print Name:

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